UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEUDLE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

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May 27, 2011

IMPORTANT REMINDER – PLEASE VOTE YOUR CME GROUP CLASS B SHARES!!

Dear Class B-1 and Class B-2 shareholders:

CME Group Inc. will hold its 2011 Annual Meeting of Shareholders on June 8, 2011. Proxy material describing the agenda and instructing you how to vote your shares was mailed or sent to you via email on or around April 25th. As of today, our records indicate that you have not yet voted your Class B shares. With the Annual Meeting only a short time away, it is important that you sign and return your proxy today to make sure that your shares will be voted at the meeting in accordance with your desires.

At the Annual Meeting, in addition to the election of the Equity Directors, the ratification of our independent registered public accounting firm, an advisory vote on executive compensation and an advisory vote on the frequency of future advisory votes on executive compensation, the following proposals are being submitted to the Class B shareholders:

•	Election of a Class B-1 director
•	Election of a Class B-2 director
•	Election of the Class B-1 and Class B-2 Nominating Committees

Your vote is important, so please sign, date and mail the enclosed proxy card TODAY to ensure it will be counted. If you prefer to vote via the Internet, please follow the simple instructions printed on your proxy card.

Thank you for your support of CME Group Inc.

Sincerely,

Terrence A. Duffy	Craig S. Donohue
Executive Chairman	Chief Executive Officer

*    *    *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on June 8, 2011. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.